AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

			Three Months Ended March 31,
			2010	2011

Contribution to IFRS Gross Revenues per AXA Press Release		in Euro

	Gross Premiums		2,040	2,266
	Other Revenues (A)		190	211
			2,229	2,478

	Average exchange rate US$1.00 =		0.72284	0.73087

		in USD	3,084	3,390

Reconciling items:
	Less: Other Revenues (A)		(262)	(289)
	Less: Deposits from Universal life and investment-type product policy fee income (B)		(2,321)	(2,598)
	Less: Reinsurance ceded premiums (C)		(118)	(116)
	Add: Others (D)		7	6
	Total Reconciling items		(2,694)	(2,997)

Consolidated AXA Financial, Inc. US GAAP Premiums			390	393

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting